       As filed with the Securities and Exchange Commission May 14, 2002
                                           REGISTRATION NO. 33- ________________



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       STERLING CONSTRUCTION COMPANY, INC.
             (Exact name of registrant as specified in its charter)
                   [Formerly known as Oakhurst Company, Inc.]



           DELAWARE                                      25-1655321
(State or other jurisdiction of                       (I.R.S. Employer
 incorporation or organization)                      Identification No.)


  2751 CENTERVILLE ROAD - SUITE 3131
        WILMINGTON, DELAWARE                                    19803
(Address of Principal Executive Offices)                     (Zip Code)

                       STERLING CONSTRUCTION COMPANY, INC.
                            1998 STOCK INCENTIVE PLAN
                            (Full title of the plan)

                                 ROGER M. BARZUN
                                 GENERAL COUNSEL
                                60 HUBBARD STREET
                          CONCORD, MASSACHUSETTS 01742
                     (Name and address of agent for service)

                                 (978) 287-4275
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE


------------------------------------------------------------------------------------------------------------------
                                                                                PROPOSED
                                                    PROPOSED                     MAXIMUM
TITLE OF SECURITIES       AMOUNT TO BE          MAXIMUM OFFERING           AGGREGATE OFFERING        AMOUNT OF
 TO BE REGISTERED        REGISTERED (1)        PRICE PER SHARE (2)                PRICE           REGISTRATION FEE
   Common Stock              700,000                  $1.95                    $1,365,000              $125.58
------------------------------------------------------------------------------------------------------------------

(1) Plus such additional number of shares as may be required pursuant to the plans in the event of a stock dividend, split-up of shares, recapitalization or other similar change in the Common Stock.

(2) Estimated solely for the purposes of calculating the registration fee in accordance with Rule 457(h)(1) on the basis of the last sale price of the Common Stock as reported on the OTC Bulletin Board on May 13, 2002.

                                EXPLANATORY NOTE

This Registration Statement has been prepared in accordance with the requirements of Form S-8, as amended, and relates to 700,000 shares of Common Stock, $.01 par value, of Sterling Construction Company, Inc. (formerly known as Oakhurst Company, Inc.) (the "Company") that have been reserved for issuance pursuant to the 1998 Stock Incentive Plan.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE

                  The following documents are hereby incorporated by reference in this Registration Statement:

                  (a) The Company's Transition Report on Form 10-K for the transition period ended December 31, 2001;

                  (b) The description of the Company's Common Stock contained in a registration statement on Form 8-A filed pursuant to the Securities Exchange Act of 1934, as amended, (the "Exchange Act") on August 4, 1991 under its former name, Hallwood Holdings Incorporated, and any amendments or reports filed for the purpose of updating such description.

                  In addition, all documents filed by the Company after the initial filing date of this registration statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act and prior to the filing of a post-effective amendment which indicates that all shares offered have been sold or which de-registers all shares then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4.           DESCRIPTION OF SECURITIES

                  Not applicable.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL

                  The legality of the shares of Common Stock offered hereby has been passed upon for the Company by Roger M. Barzun, 60 Hubbard Street, Concord, Massachusetts 01742, who is Vice president, Secretary and General Counsel of the Company.


ITEM 6.           INDEMNIFICATION OF OFFICERS AND DIRECTORS

                  Section 145 of the General Corporation Law of the State of Delaware provides that a corporation may indemnify a director, officer, employee or agent against expenses (including attorneys' fees), judgments, fines and for amounts paid in settlement in respect of or in successful defense of any action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

                  Article Tenth of the Company's Restated Certificate of Incorporation provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the director derived an improper personal benefit. Article Tenth further provides that a director's personal liability shall be eliminated or limited in the future to the fullest extent permitted from time to time by the Delaware General Corporation Law and that he or she shall be indemnified against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in respect of any action, suit or proceeding in which such director or officer may be involved or with which he or she may be threatened, while in office or thereafter, by reason of his or her actions or omissions in connection with services rendered directly or indirectly to the Company during his or her term of office, such indemnification to include prompt payment of expenses in advance of the final disposition of any such action, suit or proceeding.


ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.

                           Not applicable.


ITEM 8.           EXHIBITS

                   5 Opinion of Roger M. Barzun as to the legality of the shares being registered.

                  23.1     Consent of Deloitte & Touche LLP.

                  23.2     Consent of Grant Thornton LLP.

                  23.3     Consent of Roger M. Barzun (included in Exhibit 5).

                  24       Power of Attorney (included on Page II-4).

ITEM 9.           UNDERTAKINGS

                  (a)      The undersigned registrant hereby undertakes:

                           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                                    (i)      to include any prospectus required
                                             by Section 10(a)(3) of the
                                             Securities Act of 1933;

                                    (ii)     to reflect in the prospectus any
                                             facts or events arising after the
                                             effective date of the registration
                                             statement (or the most recent
                                             post-effective amendment thereof)
                                             which individually or in the
                                             aggregate, represent a fundamental
                                             change in the information set forth
                                             in the registration statement;

                                    (iii)    to include any material information
                                             with respect to the plan of
                                             distribution not previously
                                             disclosed in the registration
                                             statement or any material change to
                                             such information in the
                                             registration statement;

                                    Provided, however, That paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
                                    Section 13 or Section 15(d) of the
                                    Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                           (2) that, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                           (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Duxbury, The Commonwealth of Massachusetts on May 14, 2002.

                                  Sterling Construction Company, Inc.
                                  (Issuer and Employer)

                                  By:   /s/ Patrick T. Manning
                                      -----------------------------------------
                                            Patrick T. Manning

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Patrick T. Manning, Joseph P. Harper, Sr. and Roger M. Barzun jointly and severally his true and lawful attorneys-in-fact and agents with full powers of substitution for him and in his name, place and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto and all documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

NAME                                                           TITLE/POSITION                   DATE

/s/ Patrick T. Manning                            Chairman & Chief Executive Officer        May 14, 2002
---------------------------
Patrick T. Manning


/s/ Maarten D. Hemsley                            Chief Financial Officer and Principal     May 14, 2002
---------------------------                       Accounting Officer
Maarten D. Hemsley


/s/ Joseph P. Harper, Sr.                         President & Chief Operating Officer       May 14, 2002
---------------------------
Joseph P. Harper, Sr.


/s/ John D. Abernathy                             Director                                  May 14, 2002
---------------------------
John D. Abernathy


/s/ Robert M. Davies                              Director                                  May 14, 2002
---------------------------
Robert M. Davies


/s/ Robert W. Frickel                             Director                                  May 14, 2002
---------------------------
Robert W. Frickel


/s/ Christopher H.B. Mills                        Director                                  May 14, 2002
---------------------------
Christopher H. B. Mills

                                INDEX TO EXHIBITS


EXHIBIT
NUMBER                                        DESCRIPTION
-------                                       -----------

5                 Opinion of Roger M. Barzun as to the legality of the shares being registered.

23.1              Consent of Deloitte & Touche LLP.

23.2              Consent of Grant Thornton LLP.

23.3              Consent of Roger M. Barzun (included in Exhibit 5).

24                Power of Attorney (included on Page II-4).